UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2010
WRIGHT MEDICAL GROUP, INC.
(Exact name of registrant as specified in charter)

Delaware	000-32883	13-4088127
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5677 Airline Road,
Arlington, Tennessee	38002
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (901) 867-9971
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On August 2, 2010, Wright Medical Group, Inc. issued a press release announcing its consolidated financial results for the quarter ended June 30, 2010. A copy of the press release is furnished as Exhibit 99 to this report.
The attached press release includes the following non-GAAP measures: net sales, excluding the impact of foreign currency; operating income, as adjusted; net income, as adjusted; net income, as adjusted, per diluted share; effective tax rate, as adjusted; and free cash flow.
These non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP measures.
For our internal budgeting and resource allocation process, our management uses financial information that does not include (a) restructuring charges, (b) non-cash stock-based compensation expenses, (c) non-cash inventory step-up amortization, (d) costs associated with U.S. governmental inquiries, and (e) the income tax effects of the foregoing. Additionally, for our internal budgeting process and evaluation of net sales performance, our management uses net sales in constant currency. To measure our sales performance on a constant currency basis, it is necessary to remove the impact of changes in foreign exchange rates, which affects the comparability and trend of sales. Net sales, excluding the impact of foreign currency, is calculated by translating current year results at prior year average foreign currency exchange rates. For our internal budgeting and resource allocation process, management uses free cash flow. Free cash flow is calculated by subtracting capital expenditures from cash provided by operating activities.
We use these non-GAAP financial measures in making operating decisions because we believe the measures provide meaningful supplemental information regarding our core operational performance and give us a better understanding of how we should invest in research and development activities and how we should allocate resources to both ongoing and prospective business initiatives. We use these measures to help make budgeting and spending decisions, for example, between product development expenses and research and development, sales and marketing and general and administrative expenses. Additionally, management is evaluated on the basis of these non-GAAP financial measures when determining achievement of their incentive performance compensation targets. Further, these non-GAAP financial measures facilitate management’s internal comparisons to both our historical operating results and to our competitors’ operating results.
As described above, we exclude the following items from one or more of our non-GAAP measures:
Foreign currency impact on net sales. We exclude the foreign currency impact on net sales compared to prior year from our non-GAAP measure, primarily because it is not reflective of our ongoing operating results, and it is not used by management for our internal budgeting process and evaluation of net sales performance. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
Restructuring charges. We exclude restructuring charges associated with the closure of our Toulon, France operations and Creteil, France operations from our non-GAAP measures, primarily because they are not reflective of our ongoing operating results, and they are not used by management to assess the core profitability of our business operations. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
Non-cash stock-based compensation expense. We exclude stock-based compensation expenses from our non-GAAP measures primarily because they are non-cash expenses. We believe that it is useful to investors to understand the application of Financial Accounting Standards Board Accounting Standard Codification Topic 718, Compensation — Stock Compensation (FASB ASC 718) and its impact on our operational performance, liquidity, and our ability to invest in research and development and fund acquisitions and capital expenditures. While stock-based compensation expense calculated in accordance with FASB ASC 718 constitutes an ongoing and recurring expense, such expense is excluded from our non-GAAP results because it is not an expense that requires cash settlement and is not used by management to assess the core profitability of our business operations. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for greater transparency to certain line items in our financial statements. In addition, excluding this item from our non-GAAP results facilitates comparisons to our competitors’ operating results.
Non-cash inventory step-up amortization. We exclude inventory step-up amortization associated with our acquisitions from our non-GAAP measures, primarily because they are not reflective of our ongoing operating results, and they are not used by management to assess the core profitability of our business operations. Additionally, because these are non-cash expenses, they do not impact our operational performance, liquidity, or our ability to invest in R&D and fund acquisitions and capital expenditures. We further believe that excluding this item from our non-GAAP results is useful to investors in that it allows for period-over-period comparability.
Costs associated with U.S. governmental inquiries. During 2009 and 2010, we recognized costs associated with the inquiries by the U.S. Department of Justice (DOJ) and the U.S. Securities and Exchange Commission. Those costs resulted primarily from legal and consulting fees incurred as we respond to these inquiries, and in 2010, management’s estimate of a monetary payment for the potential settlement of the ongoing investigation by the DOJ. We excluded those costs from our non-GAAP results because such costs are not used by management to assess the core profitability of our business operations. We further believe that these measures are useful to investors in that they allow for period-over-period comparability.
Income tax effects of the foregoing. This amount is used to present each of the amounts described above, except for foreign currency impact on net sales, on an after-tax basis consistent with the presentation of net income, as adjusted.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our financial results as determined in accordance with GAAP and that these measures should only be used to evaluate our financial results in conjunction with the corresponding GAAP measures, and that is why we qualify the use of non-GAAP financial information in a statement when non-GAAP information is presented.
We further believe that where the adjustments used in calculating net income, as adjusted, and net income, as adjusted, per diluted share are based on specific, identified amounts that impact different line items in our Condensed Consolidated Statements of Operations (including operating income and net income), that it is useful to investors to understand how these specific line items in our Condensed Consolidated Statements of Operations are affected by these adjustments for the following reasons:
Operating income. Excluding non-cash stock-based compensation expense and inventory step-up amortization from the calculation of operating income assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature, in order to evaluate the results of the underlying operating activities for the periods presented. Excluding restructuring charges and the costs associated with the U.S. governmental inquiries from the calculation of operating income assists investors in evaluating period-over-period changes in this measure without giving effect to transactions which do not relate to the performance of our ongoing operations.
Net Income. Excluding non-cash stock-based compensation expense and inventory step-up amortization from the calculation of net income assists investors in evaluating period-over-period changes without giving effect to these charges which are non-cash in nature, in order to evaluate the results of the underlying operating activities for the periods presented. Excluding restructuring charges and the costs associated with the U.S. governmental inquiries from the calculation of net income assists investors in evaluating period-over-period changes in this measure without giving effect to transactions which do not relate to the performance of our ongoing operations.
Effective Tax Rate. Excluding the income tax effect of the non-GAAP, pre-tax adjustments from the provision for income taxes assists investors in understanding the tax provision associated with those adjustments and our effective tax rate related to our ongoing operations.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements with Certain Officers
On August 2, 2010, we agreed to extend our employment agreement with Gary D. Henley, our President and Chief Executive Officer, for an additional three month term ending on June 30, 2012. A copy of the amendment is attached to this report as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description

10.1	Employment Contract Amendment entered into as of August 2, 2010 between Wright Medical Technology, Inc. and Gary D. Henley.

99	Press release issued by Wright Medical Group, Inc. on August 2, 2010.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 2, 2010

WRIGHT MEDICAL GROUP, INC.
By:	/s/ Gary D. Henley
Gary D. Henley
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Contract Amendment entered into as of August 2, 2010 between Wright Medical Technology, Inc. and Gary D. Henley.

99	Press release issued by Wright Medical Group, Inc. on August 2, 2010.